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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 10, 2002
                                (March 12, 2002)

                                  BE FREE, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     000-27271                    04-3303188
(State or Other Jurisdiction    (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)

                              154 Crane Meadow Road
                        Marlborough, Massachusetts 01752
               (Address of Principal Executive Offices)  (Zip Code)

                                 (508) 480-4000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On March 10, 2002, Be Free, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, ValueClick, Inc., a Delaware Corporation ("ValueClick"), and Bravo Acquisition I Corp., a Delaware corporation and wholly-owned subsidiary of ValueClick ("Sub"). Pursuant to the Merger Agreement, the Company will be merged with, and become a wholly-owned subsidiary of ValueClick. Upon consummation of the merger, each outstanding share of common stock of the Company will be converted into the right to receive 0.65882 shares of common stock of ValueClick. In the aggregate, ValueClick will issue approximately 43.4 million shares of its common stock for conversion of all of the outstanding securities of the Company. Upon consummation of the merger, the Company's stockholders will own approximately 45% of the combined company's outstanding shares. The consummation of the merger is subject to customary closing conditions, including the approval of the stockholders of the Company and the stockholders of ValueClick and the receipt of certain governmental approvals.

     The merger is intended to constitute a tax-free reorganization for tax purposes. Pursuant to the Merger Agreement, ValueClick will assume the Company's outstanding stock option plans, and each outstanding Company stock option will become exercisable for shares of the common stock of ValueClick. Upon consummation of the merger, ValueClick's board of directors will be comprised of seven members - four directors, including James Zarley, Chief Executive Officer of ValueClick, will be designated by ValueClick and three directors, including Gordon B. Hoffstein, Chief Executive Officer of the Company, will be designated by the Company. James Zarley will remain as Chief Executive Officer of the combined company.

     In connection with the execution of the Merger Agreement, the Company entered into a Voting Agreement with certain directors and officers of ValueClick who have voting control of approximately 16.3% of the outstanding shares of ValueClick common stock pursuant to which, among other things, each such director and officer has agreed to vote his or her shares of ValueClick common stock in favor of the merger. ValueClick also entered into a Voting Agreement with certain directors and officers of the Company who have voting control of approximately 15.7% of the outstanding shares of the common stock of the Company, pursuant to which, among other things, each such director and officer has agreed to vote his or her shares of common stock of the Company in favor of the merger.

     The transaction was announced publicly on March 11, 2002. The description contained in this Item 5 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

     In connection with the execution of the Merger Agreement, the Company amended its stockholders' rights agreement to provide, among other things, that no person or entity would be considered to be an "acquiring person" thereunder by reason of any transaction contemplated by the Merger Agreement. The Company's amendment to its rights agreement, dated March 10, 2002, is attached hereto as Exhibit 99.1

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

Exhibit No.    Item
-----------    ----

2.1 Agreement and Plan of Merger, dated as of March 10, 2002, by and among ValueClick, Inc., Bravo Acquisition I Corp. and Be Free, Inc.

99.1 Amendment No. 1 to Rights Agreement, dated March 10, 2002, between Be Free, Inc. and Continental Stock Transfer & Trust Company.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BE FREE, INC.
                                            (Registrant)

Date: March 12, 2002                        By:    /s/ Gordon B. Hoffstein
                                                ------------------------------
                                                Name:  Gordon B. Hoffstein
                                                Title: Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.    Description
----------     -----------

2.1 Agreement and Plan of Merger, dated as of March 10, 2002, by and among ValueClick, Inc., Bravo Acquisition I Corp. and Be Free, Inc.

99.1 Amendment No. 1 to Rights Agreement, dated March 10, 2002, between Be Free, Inc. and Continental Stock Transfer & Trust Company.